Exhibit 99

           NIC Announces Record Portal Revenues as Operating
            Income Rises 41 Percent in the Fourth Quarter

    OLATHE, Kan.--(BUSINESS WIRE)--Jan. 26, 2006--NIC Inc. (Nasdaq:EGOV) today reported net income of $2.4 million and earnings per share of four cents on total revenues of $16.4 million for the three months ended December 31, 2005. Continuing to meet strong demand for eGovernment services, NIC's core outsourced portal business contributed to a 41 percent increase in operating income over the same period last year. Operating income was $3.9 million in the fourth quarter, compared to $2.7 million a year ago.


                     4Q 2005 Operating Highlights
                     ----------------------------
                    Three months ended December 31
                              (thousands)

                                          2005       2004       Change
                                          ----       ----       ------
Portal Revenues                         $15,191    $12,180        25%
Portal Cost of Revenues                   8,020      6,558        22%
                                        -------    -------
Portal Gross Profit                      $7,171     $5,622        28%
Portal Gross Profit %                        47%        46%

Operating Income                         $3,855     $2,732        41%
Operating Income Margin %                    24%        20%


    The Company posted net income of $1.7 million and earnings per share of three cents on total revenues of $13.6 million in fourth quarter 2004.
    Quarterly portal revenues of $15.2 million were the highest in the Company's history, up 25 percent over the prior year quarter. On a same state basis, portal revenues grew 13 percent in the fourth quarter, compared to a 22 percent increase during the same period a year ago. NIC's online hunting and fishing license, limited criminal history search, tax payment, and professional license renewal services performed well in the fourth quarter, helping same state revenues from non-driver record exchange (non-DMV) applications to rise 31 percent.
    Driven partially by the fourth quarter launch of the Colorado portal and a full quarter of revenues from the South Carolina portal, total DMV revenues grew 25 percent during the quarter. Same state DMV revenues rose 3 percent over fourth quarter 2004, reflecting an anticipated return to an inflation-adjusted growth rate following two consecutive years of DMV fee increases in various partner states.
    "Thanks to the hard work of our employees across the country, NIC continues to deliver in-demand eGovernment services to our 18 state partners as well as the citizens and businesses they serve," said Jeff Fraser, Chief Executive Officer of NIC. "At a time when residents expect government to provide a higher level of service at a lower cost, we are well-positioned to help our state partners meet these rising demands by building and managing new online government services."
    In the fourth quarter, NIC's portals launched 81 new non-DMV revenue-generating services and another 150 applications are in the development pipeline. "We now have more than a thousand unique eGovernment services in operation across our portals, and NIC will continue to focus on innovation as we expand our base of revenue-generating applications in the future," said Harry Herington, NIC's Chief Operating Officer.
    Revenues for the software and services business in the fourth quarter were $1.2 million, down 14 percent from the prior year quarter.
    Selling and administrative expenses for the fourth quarter were $3.1 million, up from $2.8 million in the prior year quarter. Selling and administrative expenses were 19 percent of revenue in the current quarter, down from 21 percent in the fourth quarter of 2004.
    NIC ended the year with approximately $57.4 million in cash and investments, up $9.2 million from September 30, 2005, and a $23.6 million increase from December 31, 2004.

    Full-Year 2005 Performance

    For fiscal year 2005, portal revenues rose 19 percent to $57.9 million and non-DMV revenues grew 37 percent over 2004. On a same state basis, portal revenues grew 17 percent and non-DMV revenues rose 41 percent. Selling and administrative expenses as a percentage of revenue were 21 percent in 2005, down from 22 percent in 2004. Operating income was $10.2 million for the year, down from $11.8 million in 2004. The Company earned 11 cents per share in 2005 (10 cents on a fully diluted basis), compared to 12 cents per share in 2004. Results for 2005 include a $5.0 million pretax charge recorded in the first quarter relating to NIC's software and services engagement with the California Secretary of State. Absent this charge, the Company would have posted operating income of $15.1 million (a 28 percent increase over 2004) and earnings per share of 16 cents in 2005 (15 cents on a fully diluted basis).


                       2005 Operating Highlights
                       -------------------------
                    Twelve months ended December 31
                              (thousands)

                                          2005       2004       Change
                                          ----       ----       ------
Portal Revenues                         $57,875    $48,544        19%
Portal Cost of Revenues                  29,448     24,866        18%
                                        -------    -------
Portal Gross Profit                     $28,427    $23,678        20%
Portal Gross Profit %                        49%        49%

Operating Income                        $10,191    $11,800       (14)%
Operating Income Margin %                    17%        21%


    "Healthy portal growth and careful management of overhead expenses contributed to another strong year for NIC," said Eric Bur, NIC's Chief Financial Officer. "Several of our portals performed above expectations, which contributed to the 20 percent portal gross profit growth in 2005. Our portal gross profit percentage for 2005 remained constant at 49 percent, which reflects ongoing investments in our portal operations. We also continued to run a lean corporate office, with selling and administrative expenses rising just five percent year-over-year."

    Operating Highlights

    During the fourth quarter, the Company's portal operations were enhanced by the launch of its 18th self-funded eGovernment portal for the state of Colorado (www.Colorado.gov). Following a competitive bid process, NIC also secured a new agreement for up to five years to manage the state of Alabama's self-funded portal (www.Alabama.gov).
    "We welcome Colorado to the NIC family and thank Alabama for continuing its commitment to our successful partnership," concluded Fraser.

    First Quarter and Full-Year 2006 Outlook

    For first quarter 2006, NIC expects total revenues of $16.9 - $17.2 million, portal revenues of $16.1 - $16.3 million, and software and services revenues of $0.8 - $0.9 million. The Company also anticipates operating income between $3.9 - $4.1 million (which includes approximately $0.3 million in stock option expense) and net income of $2.4 - $2.6 million.
    For full-year 2006, NIC expects total revenues of $68.5 - $69.4 million, portal revenues of $65.9 - $66.5 million, and software and services revenues of $2.6 - $2.9 million. The Company also anticipates operating income between $14.7 - $15.2 million (which includes approximately $1.5 million in stock option expense) and net income of $9.3 - $9.6 million.
    "We expect another solid year of organic growth, with same state DMV revenues rising by 3 percent and non-DMV revenues rising by 20-25 percent," continued Bur. "Note that our projections do not include any new DMV fee increases or new contracts."
    "Portal margins should remain just shy of 50 percent in 2006 as we continue to reinvest in the portal business," said Bur. "Depreciation expense will be approximately $0.5 million higher than 2005 as a result of increasing capital investment in our portals. We also expect selling and administrative expenses to range from 21-22 percent of revenue in 2006, which reflects higher investment in sales and marketing to drive future growth opportunities."
    "As a result, we expect annual operating income margins of 21-22 percent in 2006," concluded Bur.

    Fourth Quarter Earnings Webcast Details


Thursday, January 26, 2006
9:00 a.m. (EST)
Call leaders:           Jeff Fraser, Chief Executive Officer
                        Eric Bur, Chief Financial Officer
                        Harry Herington, Chief Operating Officer

To sign in and listen:  The Webcast system is accessible at
                        www.nicusa.com/investor.


    Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 5:00 p.m.
(EDT) on April 26, 2006, by visiting www.nicusa.com/investor.
    An audio replay of NIC's fourth quarter earnings call will be available until 11:00 p.m. (EST) on February 2 by dialing 800-405-2236 and using passcode 11050851.
    NIC's earnings announcements are also available via podcast download. For more information, visit www.nicusa.com/investor.

    About NIC

    NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,000 state and local agencies that serve more than 60 million people in the United States. Additional company information is available at www.nicusa.com.

    The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2004 Annual Report on Form 10-K/A filed on March 16, 2005, and in its most recent Quarterly Report on Form 10-Q, filed on November 9, 2005, with the Securities and Exchange Commission.


                               NIC Inc.
                           FINANCIAL SUMMARY
                              (UNAUDITED)
                Thousands except for per share amounts

                         Three months ended       Twelve months ended
                             December 31,             December 31,
                          2005         2004         2005        2004
                          ----         ----         ----        ----
Revenues:
 Portal revenues        $15,191      $12,180      $57,875     $48,544
 Software & services
  revenues                1,196        1,397        1,367       7,218
                         ------       ------       ------      ------
   Total revenues        16,387       13,577       59,242      55,762
                         ------       ------       ------      ------

Cost of revenues:
 Cost of portal
  revenues, exclusive
  of depreciation &
  amortization            8,020        6,558       29,448      24,866
 Cost of software &
  services revenues,
  exclusive of
  depreciation &
  amortization              906        1,134        5,348       5,583
 Selling &
  administrative          3,145        2,788       12,652      12,018
 Depreciation &
  amortization              461          365        1,603       1,495
                         ------       ------       ------      ------

   Total operating
    expenses             12,532       10,845       49,051      43,962
                         ------       ------       ------      ------

Operating income          3,855        2,732       10,191      11,800
                         ------       ------       ------      ------

Other income (expense):
 Interest income            272           41          705         116
 Interest expense             -            -            -         (11)
 Equity in net loss of
  affiliates                  -            -            -        (109)
 Other income (expense),
  net                         -            -           (3)         14
                         ------       ------       ------      ------

 Total other income
  (expense)                 272           41          702          10
                         ------       ------       ------      ------

Income before income
 taxes                    4,127        2,773       10,893      11,810
Income tax provision      1,724        1,045        4,530       4,705
                         ------       ------       ------      ------

Net income               $2,403       $1,728       $6,363      $7,105
                         ======       ======       ======      ======
Basic earnings per
 share                    $0.04        $0.03        $0.11       $0.12
                         ======       ======       ======      ======
Diluted earnings per
 share                    $0.04        $0.03        $0.10       $0.12
                         ======       ======       ======      ======
Weighted average shares
 outstanding:
  Basic                  60,793       59,270       60,079      58,988
                         ======       ======       ======      ======
  Diluted                61,660       60,652       61,094      60,877
                         ======       ======       ======      ======


Key Financial Metrics:

Revenue growth -
 outsourced portals          25%          18%          19%        21%
Same state revenue
 growth - outsourced
 portals                     13%          22%          17%        20%
Revenue growth -
 software & services        (14%)        (37%)        (81%)      (32%)
Gross profit percentage
 - outsourced portals        47%          46%          49%        49%
Gross profit percentage
 - software & services       N/A(a)       19%          N/A(a)     23%
Selling & administrative
 costs as a percentage
 of revenue                  19%          21%          21%        22%
Operating income margin
 percentage                  24%          20%          17%        21%

(a) Metric not meaningful due to the $5.0 million charge for the California Secretary of State engagement in the first quarter of 2005.

Portal Revenue Analysis
(thousands)
DMV transaction-based    $9,221       $7,384      $35,630     $30,498
Non-DMV
 transaction-based        5,408        4,165       20,145      14,656
Software development
 & portal management        562          631        2,100       3,390
                         ------       ------       ------      ------

  Total                 $15,191      $12,180      $57,875     $48,544
                         ======       ======       ======      ======



                               NIC Inc.
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)
                  Thousands except for share amounts

                                          December 31,  December 31,
                                             2005          2004
                                             ----          ----
                           ASSETS
Current assets:
 Cash and cash equivalents                 $36,902       $30,769
 Cash and cash equivalents - restricted          -         3,000
 Marketable securities                      20,500             -
 Trade accounts receivable                  22,269        17,610
 Unbilled revenues                           2,198         3,400
 Deferred income taxes                         421           433
 Prepaid expenses & other current assets     1,632         1,312
                                           -------       -------
   Total current assets                     83,922        56,524

Property and equipment, net                  3,327         2,603
Unbilled revenues                            1,395         2,404
Deferred income taxes                       28,916        31,274
Other assets                                   285           266
                                           -------       -------
   Total assets                           $117,845       $93,071
                                           =======       =======


        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                          $24,458       $14,394
 Accrued expenses                            6,642         6,266
 Application development contracts           1,261             -
 Other current liabilities                     317           151
                                           -------       -------
    Total current liabilities               32,678        20,811
                                           -------       -------

Commitments and contingencies                    -             -

Shareholders' equity:
 Common stock, no par, 200,000,000
  shares authorized
  61,073,595 and 59,301,375
  shares issued and
  outstanding                                    -             -
 Additional paid-in capital                207,444       200,921
 Accumulated deficit                      (122,093)     (128,456)
                                           -------       -------
                                            85,351        72,465
 Less treasury stock                          (184)         (205)
                                           -------       -------
   Total shareholders' equity               85,167        72,260
                                           -------       -------
   Total liabilities and shareholders'
    equity                                $117,845       $93,071
                                           =======       =======




                               NIC Inc.
                           CASH FLOW SUMMARY
                              (UNAUDITED)
                               Thousands

                        Three months ended        Twelve months ended
                            December 31,              December 31,
                         2005         2004         2005         2004
                         ----         ----         ----         ----

Cash flows from
 operating activities:
  Net income            $2,403       $1,728       $6,363       $7,105
  Adjustments to
   reconcile net
   income to net
   cash provided by
   operating
   activities:
    Depreciation &
     amortization          461          365        1,603        1,495
    Application
     development
     contracts             (77)           -        1,261         (465)
    Deferred income
     taxes               1,641        1,073        4,151        4,331
    Equity in net
     loss of
     affiliates              -            -            -          109

  Changes in
   operating assets
   and liabilities
    (Increase)
     decrease in
     trade accounts
     receivable             49        1,131       (4,659)         262
    (Increase)
     decrease in
     unbilled
     revenues             (781)        (995)       2,211        2,599
    (Increase)
     decrease
     prepaid
     expenses &
     other current
     assets               (226)         (31)        (320)          44
    (Increase)
     decrease in
     other assets          (95)          26          (19)          22
    Increase
     (decrease) in
     accounts payable    3,559           57       10,064       (1,951)
    Increase in
     accrued
     expenses              678          189          376        1,021
    Increase
     (decrease) in
     other current
     liabilities           201           36          166           (7)
                       -------      -------      -------      -------
  Net cash provided
   by operating
   activities            7,813        3,579       21,197       14,565
                       -------      -------      -------      -------

Cash flows from
 investing activities:
  Purchases of
   property and
   equipment            (1,024)        (202)      (2,327)      (1,189)
  Purchases of
   marketable
   securities           (4,600)           -      (35,500)           -
  Maturities of
   marketable
   securities                -            -       15,000          250
  Proceeds from
   sale of affiliate         -            -            -          300
                       -------      -------      -------      -------
  Net cash used in
   investing
   activities           (5,624)        (202)     (22,827)        (639)
                       -------      -------      -------      -------

Cash flows from
 financing
 activities:
  Cash and cash
   equivalents -
   restricted                -            -        3,000        2,363
  Payments on note
   payable                   -            -            -         (363)
  Proceeds from
   employee common
   stock purchases           -            -          122          117
  Proceeds from
   exercise of
   employee stock
   options               2,414          135         4,641       1,186
                       -------      -------       -------     -------
  Net cash provided
   by financing
   activities            2,414          135         7,763       3,303
                       -------      -------       -------     -------

Net increase in cash
 and cash equivalents    4,603        3,512         6,133      17,229
Cash and cash
 equivalents,
 beginning of period    32,299       27,257        30,769      13,540
                       -------      -------       -------     -------
Cash and cash
 equivalents, end of
 period                $36,902      $30,769       $36,902     $30,769
                       =======      =======       =======     =======




    CONTACT: NIC Inc.
             Chris Neff, 435-645-8898
             cneff@nicusa.com